Exhibit 10.14

Execution Version

FOUNDER SHARES PURCHASE AGREEMENT

THIS FOUNDER SHARES PURCHASE AGREEMENT (this “Agreement”) is entered into effective as of April 9, 2021 (the “Effective Date”), between Gardiner Healthcare Holdings, LLC, a Delaware limited liability company (the “Seller”), and CCMAUS Pty Ltd, an Australian proprietary limited company (the “Buyer”). Buyer and Seller are herein referred to as the “Parties” and each a “Party”.

WHEREAS, Seller is the holder of 2,156,250 shares of the common stock, $0.0001 par value per share, of Company (the “Common Stock”), representing all of the outstanding issued shares of Common Stock of Company; and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, 366,562 shares of Common Stock (the “Purchased Shares”) on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            Sale and Purchase. Subject to the terms and conditions of this Agreement, Buyer hereby agrees to purchase from Seller, and Seller hereby agrees to sell, assign, transfer, and deliver to Buyer (the “Purchase”), all of Seller’s right, title and interest in and to the Purchased Shares for Four Thousand Two Hundred Fifty and No/100 Dollars ($4,250.00) (the “Purchase Price”). On the date hereof, Buyer (or an affiliate thereof) shall deliver to Seller the Purchase Price, by wire transfer of immediately available funds to an account designated by Seller, and Seller shall deliver to Buyer the Purchased Shares, together with an executed power evidencing transfer thereof (attached hereto).

2.            Representations and Warranties of Seller. In connection with the Purchase, Seller hereby represents and warrants to Buyer as follows:

(a)          Ownership of Purchased Shares. Seller owns all right, title and interest (legal and beneficial) in and to all of the Purchased Shares free and clear of all liens, including without limitation any lien, pledge, claim, security interest, encumbrance, mortgage, assessment, charge, restriction or limitation of any kind, whether arising by agreement, operation of law or otherwise, other than as may arise under applicable securities laws. Upon delivery and payment for the Purchased Shares, Buyer shall acquire valid and unencumbered title to such Purchased Shares. Except for pursuant to this Agreement, no person has any agreement, option, understanding or commitment (oral or in writing) with Seller for the purchase or acquisition of any of the Purchased Shares.

(b)          Authorization, Approval and Enforceability. Seller has full power and authority to execute, deliver and perform his obligations under this Agreement. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or entity is required on the part of Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)          Organization and Authority. Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. The execution and delivery by Seller of this Agreement, and the performance by Buyer of its obligations hereunder have been duly and validly authorized by Seller.

(d)          No Conflicts. Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof on the part of Seller will breach any statutes or regulations of any governmental authority, domestic or foreign, or will conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, or instrument to which Seller is a party or by which he or his assets may be bound, or constitute a default thereunder or an event which with the giving of notice or passage of time or both would constitute a default thereunder, or require the consent of any person or entity (other than consents obtained on or before the Closing), which, in each of the foregoing cases, would have any material adverse impact on Seller’s ability to perform his obligations hereunder.

(e)          No Broker. No person has any right or other claim against Buyer for any commission, fee or other compensation as a finder or broker in connection with the Purchase.

3.            Representation and Warranties of Buyer. In connection with the Purchase, Buyer hereby represents and warrants to Seller as follows:

(a)          Authorization, Approval and Enforceability. Buyer has full power and authority to execute, deliver and perform his obligations under this Agreement. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or entity is required on the part of Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)          Organization and Authority. Buyer is a proprietary limited company duly organized, validly existing, and in good standing under the laws of the Commonwealth of Australia. The execution and delivery by Buyer of this Agreement, and the performance by Buyer of its obligations hereunder have been duly and validly authorized by Buyer.

(c)          No Conflicts. Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof on the part of Buyer will breach any statutes or regulations of any governmental authority, domestic or foreign, or of any of the terms, conditions or provisions of any judgment, order, injunction, decree, agreement or instrument to which Buyer is a party or by which its assets may be bound, or constitute a default thereunder or an event which with the giving of notice or passage of time or both would constitute a default thereunder, or require the consent of any person or entity, which, in each of the foregoing cases, would have any material adverse impact on Buyer’s ability to perform its obligations hereunder.

(d)          No Broker. No person has any right or other claim against Buyer for any commission, fee or other compensation as a finder or broker in connection with the Purchase.

(e)          Ability to Bear Risk. Buyer is financially capable of bearing the risk of loss of the entire investment represented by the Purchased Shares and is able to bear the economic risk of investment in the Purchased Shares for an indefinite period of time. Buyer is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

(f)           Receipt of Information. Buyer acknowledges that it (i) has made the decision to Purchase the Purchased Shares voluntarily and without inducement by Seller or any other Person, (ii) has undertaken a thorough evaluation of the transactions contemplated hereby, (iii) is an informed and sophisticated person, and (iv) has had an opportunity to consult with legal and financial experts regarding the transactions contemplated hereby. Buyer acknowledges that neither Seller nor any of its members, managers, officers, employees or agents have made any representations or warranties to Buyer relating to Company, its business, financial performance, or prospects, and Buyer has not relied upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Seller.

4.            Miscellaneous.

(a)          Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, each Party and their respective successors and assigns, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties and their successors and assigns.

(b)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regards to conflicts of laws provisions.

(c)          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and/or PDF signature pages shall be accepted as originals for all purposes hereof.

(d)          Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), in each case only with the written consent of the Parties. Any amendment or waiver effected in accordance with this section shall be binding upon the Parties (and any successors or assigns).

(e)          Further Action. Each Party hereto agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

(f)           Entire Agreement. This Agreement, along with all Exhibits thereto, contains the entire understanding of the parties with respect to the subject matter hereof, and there are no further or other agreements or understandings, written or oral, in effect between the parties hereto, relating to the subject matter hereof except as expressly referred to herein.

(g)          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

(h)           Specific Performance. The Parties agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that a party that is not in breach of its obligations under this Agreement may demand specific performance, in which case such Party shall be entitled to an injunction, to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which such Party is entitled at law or in equity.

in WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GARDINER HEALTHCARE HOLDINGS, LLC

By Gardiner Founder, LLC, its Member

By:	/s/ Marc F. Pelletier
Name: Marc F. Pelletier, PhD
Title: Managing Member

CCMAUS PTY LTD

By:	/s/ Mohendra Moodley
Name: Mohendra Moodley
Title: Director

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers to CCMAUS PTY LTD 366,562 shares of the common stock, par value $0.0001, of Gardiner Healthcare Acquisitions Corp., a Delaware corporation, issued, but uncertificated, to the undersigned as shown on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint David Jenkins as attorney to transfer the afore-described stock on the books of said corporation, with full power of substitute in the premises.

EXECUTED AND DELIVERED to be effective as of April 9, 2021.

GARDINER HEALTHCARE HOLDINGS, LLC

By Gardiner Founder, LLC, its Member

By:	/s/ Marc F. Pelletier
Name: Marc F. Pelletier, PhD
Title: Managing Member